Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC. REPORTS
RESULTS FOR THE THREE MONTHS AND YEAR ENDED
DECEMBER 31, 2008
Bensalem, PA — February 10, 2009 Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended December 31, 2008 increased over 5% to $154,563,000 compared to $146,979,000 for the same 2008 period. Net income for the three months ended December 31, 2008 was $7,283,000 or $.17 per basic and per diluted common share, compared to the 2007 fourth quarter net income of $7,305,000 or $.17 per basic and per diluted common share.
     The Company also reported that revenues for the year ended December 31, 2008 increased over 4% to $602,718,000 compared to $577,721,000 for the same 2007 period. In addition, net income for the year ended December 31, 2008 was $26,614,000 or $.62 per basic and $.60 per diluted common share compared to the year ended December 31, 2007 net income of $29,578,000 or $.70 per basic and $.67 per diluted common share.
     Additionally, on January 20, 2009, our Board of Directors has declared a regular quarterly cash dividend of $.17 per common share, payable on February 20, 2009 to shareholders of record at the close of business February 6, 2009. This represents a 6% increase over the dividend declared for the 2008 third quarter and a 31% increase over the 2007 same period payment. It is the 23rd consecutive regular quarterly cash dividend payment, as well as the 22nd consecutive increase since our initiation of regular quarterly cash dividend payments in 2003.
     The Company also announces that it will make a presentation on February 11, 2009 regarding the Company at the “UBS Warburg Global Healthcare Services Conference” at the Waldorf Astoria hotel in New York City. This presentation will as well be audio webcast at www.ibb.ubs.com.
     The Company will host a conference call today at 4:30 PM Eastern Time to discuss its results for the three month period and year ended December 31, 2008. The call in number will be 877-857-6161.

4th Quarter 2008 Earnings Release Page 2	February 10, 2009
Cautionary Statement Regarding Forward-Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, are not historical facts but rather based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 15% of revenues in the year ended December 31, 2008; risks associated with our acquisition of Summit Services Group, Inc.; our claims experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and the risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2007, including Part I thereof under “Government Regulation of Clients”, “Competition” and “Service

4th Quarter 2008 Earnings Release Page 3	February 10, 2009
Agreements/Collections”, and under Part IA “Risk Factors”. Many of our clients’ revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which Congress has affected through the enactment of a number of major laws during the past decade. These laws have significantly altered, or threatened to alter, overall government reimbursement funding rates and mechanisms. The overall effect of these laws and trends in the long-term care industry have affected and could adversely affect the liquidity of our clients, resulting in their inability to make payments to us on agreed upon payment terms. These factors, in addition to delays in payments from clients, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing services could not be passed on to our clients.
     In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.
     Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.

Company Contacts:
Daniel P. McCartney Chairman and Chief Executive Officer 215-639-4274	Thomas Cook President 215-639-4274

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2008	December 31, 2007
Cash and cash equivalents	$37,501,000	$92,461,000
Marketable securities, net	49,413,000	—
Accounts receivable, net	96,558,000	82,951,000
Other current assets	23,143,000	19,686,000
Total current assets	206,615,000	195,098,000

Property and equipment, net	3,929,000	4,303,000
Notes receivable- long term, net	3,201,000	6,058,000
Goodwill , net	15,020,000	15,020,000
Other Intangible Assets, net	5,033,000	6,090,000
Deferred compensation funding	8,287,000	10,361,000
Other assets	6,476,000	6,438,000

Total Assets	$248,561,000	$243,368,000

Accrued insurance claims- current	$3,943,000	$4,302,000
Other current liabilities	25,099,000	23,579,000

Total current liabilities	29,042,000	27,881,000

Accrued insurance claims- long term	9,201,000	10,037,000
Deferred compensation liability	8,636,000	10,732,000
Stockholders’ equity	201,682,000	194,718,000

Total Liabilities and Stockholders’ Equity	$248,561,000	$243,368,000

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended
	December 31,
	2008	2007
Revenues	$154,563,000	$146,979,000
Operating costs and expenses:
Cost of services provided	134,113,000	125,884,000
Selling, general and administrative	9,204,000	9,803,000

Income from operations	11,246,000	11,292,000

Other income:
Investment and interest income	596,000	586,000

Income before income taxes	11,842,000	11,878,000
Income taxes	4,559,000	4,573,000

Net income	$7,283,000	$7,305,000

Basic earnings per common share	$.17	$.17

Diluted earnings per common share	$.17	$.17

Cash dividends per common share	$.16	$.12

Basic weighted average number of common shares outstanding	43,290,000	42,737,000

Diluted weighted average number of common shares outstanding	43,948,000	44,033,000

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Year Ended
	December 31,
	2008	2007
Revenues	$602,718,000	$577,721,000
Operating costs and expenses:
Cost of services provided	521,269,000	493,364,000
Selling, general and administrative	39,523,000	40,284,000

	41,926,000	44,073,000

Other income:
Investment and interest income	1,349,000	4,022,000

Income before income taxes	43,275,000	48,095,000
Income taxes	16,661,000	18,517,000

Net income	$26,614,000	$29,578,000

Basic earnings per Common Share	$.62	$.70

Diluted earnings per Common Share	$.60	$.67

Cash dividends per common share	$.58	$.42

Basic weighted average number of common shares outstanding	43,131,000	42,286,000

Diluted weighted average number of common shares outstanding	44,025,000	43,847,000